  As Filed with the Securities and Exchange Commission on September 20, 2001,

                                                 Registration No. 333-________
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
-------------------------------------------------------------------------------

                                 Amendment No. 1
                                       to

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                           Paragon Sports Group, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)

           Delaware                             7941                      34-1957147
--------------------------------     ----------------------------     -------------------
(State or other jurisdiction of      (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)          Classification Code)         Identification No.)

                           Paragon Sports Group, Inc.
                               5580 Monroe Street
                              Sylvania, Ohio 43560
                                 (419) 885-7525
                               Fax (419) 885-0199
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Shep Messing
                                Chairman and CEO
                           Paragon Sports Group, Inc.
                               5580 Monroe Street
                              Sylvania, Ohio 43560
                                 (419) 885-7525
                               Fax (419) 885-0199
            (Name, address, including zip code, and telephone number
                   including area code, of agents for service)

                      ------------------------------------

                                   Copies to:
                            Steven F. Wasserman, Esq.
                         Berlack, Israels & Liberman LLP
                              120 West 45th Street
                            New York, New York 10036
                                 (212) 704-0100

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                            Continued overleaf

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------

=============================================================================================================
                                                         Proposed           Proposed
                                                          Maximum            Maximum
  Title of Each Class of         Amount To Be        Offering Price Per      Aggregate           Amount Of
Securities To Be Registered       Registered            Security (1)       Offering Price    Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock(2)                    400,000                 $4.00             $1,600,000          $400.00
-------------------------------------------------------------------------------------------------------------
Common Stock(3)                    1,000,000               $4.00             $4,000,000         $1,000.00
-------------------------------------------------------------------------------------------------------------
Total                                                                        $5,600,000         $1,400.00
-------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(2)  400,000 shares of common stock relate to the offering by Paragon Sports.

(3) 1,000,000 shares of common stock relate to the offering by the selling securityholders.

                           -------------------------

         Pursuant to Rule 416 of the Act, this registration statement also covers such indeterminate additional shares of common stock as may become issuable as a result of stock splits, stock dividends or other similar events.

                           -------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         This registration statement contains two prospectuses: one relating to the offering by Paragon Sports Group, Inc. of 400,000 shares of its common stock, par value $.01, per share, for cash and another prospectus relating to the offering of 1,000,000 shares of common stock held by two selling securityholders who may wish to sell their common stock. The prospectus relating to the two selling securityholders is referred to as the selling securityholder prospectus. Following the prospectus are substitute pages of the selling securityholder prospectus, including alternate pages front outside and back cover pages, an alternative "The offering" section of the "Prospectus summary" and section entitled "Plan of distribution." Each of the alternate pages for the selling securityholder prospectus is labeled "Alternate page for selling securityholder prospectus." All other sections of the prospectus are to be used in the selling securityholder prospectus. In addition, cross-references in the prospectus will be adjusted in the selling securityholder prospectus to refer to the appropriate sections.

PROSPECTUS                      Subject to Completion; dated September __, 2001

                         400,000 Shares of Common Stock

                                       of

                           Paragon Sports Group, Inc.

         We are registering 400,000 shares of our common stock for sale on a "best efforts, all-or-none basis." Pending the sale of the 400,000 shares, all proceeds will be held in an escrow account. If 400,000 shares are not sold within 60 days from the date hereof, (which may be extended an additional 30 days in the sole discretion of Paragon Sports Group, Inc.), all monies received will be refunded to subscribers in full without interest thereon. We are a development stage Company.

         Concurrent with this offering, we are registering 1,000,000 additional shares of common stock for sale by selling securityholders who may wish to sell their shares in the open market or in privately negotiated transactions and are identified in a separate prospectus. The sale by the selling securityholders will only be made subsequent to the completion of the offering of the shares by the Paragon Sports Group, Inc.

                                                  Per Share          Total
Public Offering Price.......................        $4.00          $1,600,000
Underwriting Discount.......................          0                0
Proceeds to Paragon Sports Group ...........        $4.00          $1,600,000

         No public trading market for our common stock exists and the offering price of our common stock has been arbitrarily determined by Paragon Sports Group, Inc.

                      ------------------------------------

         Our principal executive offices are located at 5580 Monroe Street, Sylvania, Ohio 43560. Our telephone number is (419) 885-7525.

                      ------------------------------------

         The common stock being offered by this prospectus involves a high degree of risk. You should read the "Risk Factors" section beginning on page 5 before you decide to purchase any common stock.

                      ------------------------------------

         Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is _________ __, 2001


The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

Prospectus summary.................................................................................... 1
Summary Financial Information......................................................................... 3
Risk factors.......................................................................................... 4
     We need additional agents, clients and more experienced personnel................................ 5
     Paragon Sports depends upon the success of its athletes.......................................... 5
     We face significant competition.................................................................. 6
     After completion of the offering, we will need additional capital to continue to operate and expand our business............................................................... 6
     We depend upon our senior management, and their loss or unavailability could put us at a competitive disadvantage....................................................... 6
     Restrictions on Resale........................................................................... 6
     Since our common stock has never been traded, prices for the common stock may decline after the offering............................................................. 7
     We do not intend to pay dividends to our stockholders............................................ 7
     Management has broad discretion in using the proceeds of the offering............................ 7
     Investors will be subject to immediate and substantial dilution in the net tangible value per share of their shares after completion of the offering........................ 7
     We may sell additional shares of our common stock without stockholder consent, which will dilute the investors' percentage interest in Paragon Sports.................. 8
     Penny stock regulations may impose certain restrictions on marketability of our securities................................................................................ 8
Use of proceeds....................................................................................... 8
Dilution..............................................................................................12
Concurrent offering................................................................................... 9
Directors, Executive Officers, Promoters and Control Persons..........................................10
Executive Compensation................................................................................12
Security ownership of certain beneficial owners and management........................................15
Our Business..........................................................................................16
Management's discussion and analysis of financial condition and results of operations.................26
Description of securities.............................................................................30
Disclosure of commission position on indemnification for securities act liabilities...................32
Plan of distribution..................................................................................33

Certain Transactions..................................................................................38

Legal matters.........................................................................................34
Experts...............................................................................................34
Available Information.................................................................................34

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                               PROSPECTUS SUMMARY

         This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Paragon Sports Group, Inc. and our financial statements and the related notes appearing elsewhere in this prospectus.

                           PARAGON SPORTS GROUP, INC.

         Paragon Sports Group, Inc. ("Paragon Sports" or "We") is a Delaware corporation which was formed on May 30, 2001. Paragon Sports is a full service professional-athlete representation agency which offers soccer athletes every aspect of athlete management including career management and guidance, contract negotiations, marketing and endorsements, team relations, public relations and charitable activities. Paragon Sports is a development stage Company with no history of operations.

         Paragon's primary business is to represent, advise, and counsel soccer athletes in contract negotiations with professional soccer clubs and in all business affairs related to the soccer athletes' status as professional soccer players, including endorsement and promotional contracts. Paragon currently represents 22 professional athletes. Additionally, we intend to represent professional soccer clubs in the negotiation of transfer contracts which involve the sale and acquisition of soccer athletes between professional soccer clubs. We also intend to represent corporate sponsor companies that sponsor sports events.

         Paragon Sports also intends to create, design and execute sports promotion programs based on our client's business objectives. We will provide concepts and creative development as well as implementation, administration, and complete turnkey management of these programs.

         We intend to generate revenue from two basic sources: (i) representation of players in the negotiation of player contracts and player endorsements; and (ii) negotiation of transfer fees paid by one soccer club to another upon the transfer of a player. Upon consummating a player contract or transfer, we are paid a percentage of such contract for our services (generally 20% for endorsement contracts, up to 10% for player contracts, varied rates for transfer fees). We believe that, as general revenues in the industry increase, wages and endorsement revenues paid to players should increase.

         Our principal place of business is located at 5580 Monroe Street, Sylvania, Ohio 43560. Our general phone number is (419) 885-7525.

                                  THE OFFERING

Shares outstanding before offering..........................     3,700,000 shares of common stock.

Shares offered by Paragon Sports............................     400,000 shares of common stock.

Plan of distribution........................................     Paragon  Sports will offer and sell 400,000
                                                                 shares  for cash at a price  of  $4.00  per
                                                                 share.

Use of Proceeds.............................................     The proceeds of this  offering will be used
                                                                 by   Paragon    Sports   to   augment   our
                                                                 Management  team, to develop and initiate a
                                                                 marketing and advertising  campaign and for
                                                                 working capital.

                               CONCURRENT OFFERING

Shares offered by Selling securityholders...................     1,000,000 shares of common stock

Plan of distribution........................................     The  offering of our shares of common stock
                                                                 is being  made by  shareholders  of Paragon
                                                                 Sports   Group  who  wish  to  sell   their
                                                                 shares.  Sales of our  common  stock may be
                                                                 made by the selling  securityholders in the
                                                                 open  market  or  in  privately  negotiated
                                                                 transactions  and at market  prices,  fixed
                                                                 prices or negotiated prices.

Use of Proceeds.............................................     We may  not  receive  any  of the  proceeds
                                                                 from  the sale of the  shares  owned by the
                                                                 selling   securityholders.   See   "Certain
                                                                 Transactions".

                          SUMMARY FINANCIAL INFORMATION


         The following summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Prospectus. This information should be read in conjunction with the financial statements and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The financial information set forth below is audited with respect to the May 31, 2001 financial statements. These most recent financials statements coincide with the inception of Paragon Sports. Accordingly, Paragon Sports Group has no operations data to report.

                                                May 31, 2001
                                                ------------
  Selected Balance Sheet Data:
  Cash and cash equivalents.........              $150,000
  Working capital...................              $311,785
  Total assets......................              $421,785
  Total liabilities.................                   -0-
  Stockholders' equity (deficit)....              $421,785

                                  RISK FACTORS

         You should carefully consider the following risk factors and all other information contained in this prospectus before investing in our common stock. Investing in our common stock involves a high degree of risk. The following risks are the material risks that could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment.

Risks Related to Our Business


We need clients.

         Our success will be affected by our ability to attract and develop promising new soccer talent and to expand our sports agency operations so as to represent both a substantially greater number of athletes and a larger percentage of athletes and companies with significantly greater earning and marketing potential. Paragon Sports' business relies on the revenue it derives from Paragon Sports' exclusive management agreements with approximately 22 professional soccer players. The athletic careers of professional players tend to be short and Paragon Sports must look to augment its stable of players in the near future to increase revenues from soccer. There can be no assurance that we can attract the quality of professional athletes necessary to achieve and sustain profitable operations. In addition, there can be no assurance that professional athletes who are currently, or who may in the future be, under management or representation contracts with Paragon Sports, will continue to engage in professional sports through the term of their contracts or will renew their contracts upon their expiration.

         We need additional agents and experienced personnel.

         Our management, on the whole, has less experience in operating a sports marketing company than many of our competitors, and the success of the business will depend in large part on its ability to establish Paragon Sports as an effective sports marketing company. If this development fails to materialize or to generate sufficient revenue, we may have to seek additional employees with more substantial experience. Likewise, Paragon Sports anticipates that in order to attract an adequate number and caliber of professional athletes, and to augment the agents currently working for Paragon Sports, Paragon Sports will need to enter into employment or consulting agreements with additional registered agents who have existing representation agreements with professional athletes and who have experience negotiating these types of agreements. There can be no assurance that Paragon Sports will be able to attract the quantity or caliber of agents necessary to achieve and sustain profitable operations.

Paragon Sports depends upon the success of its athletes.

         Because Paragon Sports' revenues are derived in part from a specified percentage of the income generated by Paragon Sports' clients and events, both the amount of Paragon Sports' revenues and the likelihood that Paragon Sports will continue to receive revenues is dependent upon the professional success of its athletes, and the continued popularity of professional sports. The income levels of Paragon Sports' potential clients and therefore the revenues of

Paragon Sports, can be subject to wide fluctuations, in most cases due to circumstances beyond the control of Paragon Sports. In addition, Paragon Sports' clients face intense competition in achieving success and recognition in soccer. There can be no assurance that any of Paragon Sports' clients will achieve or sustain success or realize the financial rewards thereof.

We face significant competition.

         Paragon Sports faces significant competition in obtaining and maintaining management relationships with athletes. While the sports agency market is composed of numerous registered agents and business managers, the industry is dominated by a small number of agencies which manage the more successful and marketable athletes. A great many of these agencies have significantly greater financial and personnel resources and recognition in the industry than Paragon Sports. There can be no assurance that Paragon Sports will be able to compete effectively in these markets. Companies such as SFX Entertainment, Inc. have become public companies and have contributed to a consolidation of sports management and marketing agencies.

After completion of the offering, we will need additional capital to continue to operate and expand our business.

         We expect to have working capital of approximately $1,600,000 available from the net proceeds of this offering. We estimate that we will require working capital of $150,000 to continue our operations for twelve (12) months. All of the expenses of this offering are being paid for by Biofarm, Inc. See "Certain Transactions". We may be unable to satisfy our continuing working capital requirements from operations or other sources. Our inability to raise additional capital would also inhibit our ability to achieve our business plan.

We depend upon our senior management, and their loss or unavailability could put us at a competitive disadvantage.

         Our success depends largely on the skills, experience and reputation of Shep Messing. The loss or unavailability of this individual for any significant period of time could have a material adverse effect on our business, prospects, financial condition and results of operations. There can be no assurance that we will be able to replace this key individual in the event his services become unavailable. See "Management."

Risks Associated with our Securities

Restrictions on Resale

         The sale in the public market of the 1,000,000 shares of common stock offered by the selling securityholders or the expectation of such sales may adversely affect the prevailing market price of our common stock. Upon completion of this offering, 400,000 shares of common stock are eligible for sale in the open market without restriction. In addition, 600,000 shares of common stock offered for resale by the selling sercurityholders will be eligible for immediate resale in the open market after completion of this offering. Certain restrictions are applicable to the 400,000 shares of the 800,000 shares of our common stock offered for sale by one of the selling securityholders in this prospectus. For a period of 135 days from the date of the closing of this offering, an aggregate of 400,000 shares being offered by one of the selling securityholders will not be eligible for resale. Such lock-up will terminate upon the (a) expiration of such 135 days period, (b) the issuance by Paragon Sports Group for any reason of any additional shares of common stock, (c) mutual agreement of Paragon Sports Group and the selling securityholders and (d) request by Paragon Sports Group. See ("Certain Transactions").

Since our common stock has never been traded, prices for the common stock may decline after the offering.

         There is no public market for our common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. There is no underwriter engaged in connection with this transaction and there can be no assurance that any brokerage firm will act as a market maker of our securities. If a market should develop, the price may be highly volatile. In addition, an active trading market for our common stock may not develop or be sustained. Our sale of an aggregate of 400,000 shares for cash and the sale by the selling securityholders of 1,000,000 shares of our common stock in the public market may cause the market price of our common stock to fall. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of our common stock. Due to the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock. Even if a purchaser finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price.

We do not intend to pay dividends to our stockholders.

         We have never paid any dividends to our stockholders. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future. If we determine that we will pay dividends to the holders of our common stock, there is no assurance or guarantee that such dividends will be paid on a timely basis.

Management has broad discretion in using the proceeds of the offering.

         We expect to use the net proceeds of this offering to augment our management team, to develop and initiate a marketing and advertising campaign, and for working capital. Our management, however, may use the net proceeds of the offering for such specific purposes as it may determine. Accordingly, our management will have broad discretion with respect to the expenditure of the net proceeds of the offering. The investor will therefore entrust its investment to our management's judgment with only limited information about specific application of the funds.

Investors will be subject to immediate and substantial dilution in the net tangible value per share of their shares after completion of the offering.

         Our net tangible book value per share prior to the offering is approximately $.08. After the offering, we expect our net tangible book value per share to be approximately $.47. Therefore, there will be an increase in the net tangible book value per share for our existing stockholders of approximately $.39. There will be dilution to investors in the net tangible book value per share of approximately $3.53. In addition, the 3,700,000 shares of our common stock issued upon the founding of the Company have been valued at $.34 per share whereas the investors will have paid $4.00 per share for their shares.

We may sell additional shares of our common stock without stockholder consent, which will dilute the investors' percentage interest in Paragon Sports.

         We may raise additional capital after completion of the offering by issuing additional shares of common stock. Our management will have the right to determine the number of shares that we will offer and the purchase price per share without the consent or approval of the investors. In addition, the investors will have no right to purchase shares in any subsequent offering in order to maintain their percentage ownership interest in Paragon Sports.

Penny stock regulations may impose certain restrictions on marketability of our securities.

         The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to trade our securities and may affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities.

         Shareholders should be aware that, according to the Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

          o control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
          o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
          o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
          o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
          o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

         Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our common stock.

         This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Paragon Sports Group described in "Risk factors" and elsewhere in this prospectus.


                                 USE OF PROCEEDS

         We estimate that our net proceeds from the offering will be approximately $1,600,000. See "Certain Transactions." We expect such proceeds to be utilized approximately as follows:

                                       Approximate Amount Of       Approximate Percentage of
                                             Proceeds                       Proceeds
                                             --------                       --------
Hiring of New Personnel............          $  200,000                       12.5%
Marketing and Advertising..........          $  100,000                       6.25%
Working Capital....................          $1,300,000                      81.25%

         The amounts set forth above are estimates. Should a reapportionment or redirection of funds be determined to be in the best interests of Paragon Sports, the actual amount expended to finance any category of expenses may be increased or decreased by Paragon Sport's Board of Directors at its discretion. The proceeds of this offering that are not expended immediately may be deposited in interest bearing accounts, or invested in government obligations certificates of deposit or similar short term, low risk investments.

         We may not receive any of the proceeds from the sale of shares owned by the selling securityholder. See "Certain Transactions."

                                    DILUTION

         Net tangible book value consists of total assets minus intangible assets and liabilities divided by the total number of common shares outstanding. Paragon Sports has no shares of preferred stock outstanding. Paragon Sports has no options issued and outstanding.

         a) At May 31, 2001, Paragon Sports had a net tangible book value of $311,785, or $.08 per share;

         b) Assuming the consummation of the transaction described herein, Paragon Sports will have a net tangible book value of $1,911,785, or $.47 per share.




                               CONCURRENT OFFERING

         The registration statement of which this prospectus is a part also includes a prospectus with respect to an offering of up to 1,000,000 shares of Paragon Sports common stock, all of which may be sold, after the closing of the offering, in the open market, in privately negotiated transactions or otherwise, directly by two (2) selling securityholders.


         We may not receive any proceeds from the sale of such 1,000,000 shares of common stock. One of the selling securityholders is paying all of the expenses associated with this offering and the concurrent offering. See "Certain Transactions." Sales of such 1,000,000 shares of common stock by the selling securityholders or the potential of such sales may have a material adverse effect on the market price of the common stock offered hereby.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and directors

         The names and ages of the directors and executive officers of Paragon Sports are set forth below. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. Officers are elected annually by the Board of Directors to service at the pleasure of the Board.

Name                      Age        Position(s) with Paragon Sports Group
----                      ---        -------------------------------------
Shep Messing              51         Chairman of the Board, Chief Executive
                                     Officer

William C. Davis          54         Chief Financial Officer and Director

Background of Executive Officers, Directors and Significant Employees

Shep Messing        Chairman of the Board and Chief Executive Officer: Mr.
Messing has been Chairman of the Board and Chief Executive Officer of Paragon Sports Group since its inception. He is a 1972 graduate of Harvard University, where he was an All-American in soccer. He was the premier American soccer player in the game during the 1970's and 1980's. He was a member of the Pan-American Team, the U.S. Olympic Team, and the New York Cosmos (with Pele, Beckenbauer and Chinaglia) and has been inducted into the New York State Sports Hall of Fame. He has been involved in the professional soccer industry for over twenty-one (21) years, working for United States Tobacco Company for 13 years and his own company, Soccer Enterprises, Inc. since 1977. During this time, he gained experience in business, television, movies, books, videos, endorsements, and public television commercials. He was a commentator for Anheuser-Busch Bud Sports, MISL games, all star games, 1982 and 1986 World Cup events, and in global television. He has had exposure on ABC, NBC, CBS, Live at Five, Good Morning America, and Hollywood Squares. Most recently, he has been affiliated with Olsher Sports, a sports marketing agency for television and corporate marketing of events, team sports, and soccer and Metallia Sports, in connection with soccer representation in the 1994 World Cup.

         In 1991, Mr. Messing pled guilty to a violation of Title 18, United States Code, Section 1343, commonly referred to as Federal Wire Fraud. This violation came about during Mr. Messing's tenure as a corporate officer in a securities firm, although he never acted, nor was licensed as a broker or dealer. Mr. Messing was sentenced to five years probation. Mr. Messing filed a Chapter 11 Bankruptcy petition with the U.S. Bankruptcy Court, Eastern District of New York on November 17, 1995. The Bankruptcy Court confirmed the plan of reorganization on February 11, 1998.


William C. Davis,   Chief Financial Officer and Director:. Mr. Davis has been
Chief Financial Officer and a Director of Paragon Sports Group since its inception. Mr. Davis is currently and has served as the Chairman and Chief Executive Officer of Continental Capital Corporation since 1984 and is a principal in Continental Capital Securities, Inc. Mr. Davis received his Bachelor of Science degree from Ohio Northern University. He has been employed in the finance and marketing operations of the Marathon Oil Company in Findlay, Ohio. Following that, he joined the Wall Street Brokerage firm of Moseley, Hall Garden, Eastbrook & Weeden in 1973 where in 1978 he assumed the position of Vice President and regional manager. When A.G. Edwards & Sons, Inc. purchased Moseley, he remained a Vice President until 1984 when he formed Continental Capital Corporation. Mr. Davis is currently affiliated with the general partner of 12 investment partnerships primarily in the real estate area along with interests in other companies either owned by Continental Capital Corporation or financed through Continental Capital Securities, Inc.

Advisory Board

Paragon Sports has an Advisory Board that has been formed with the purpose of providing Paragon's management with guidance on its various business areas. The Advisory Board is comprised of the following individuals:

James Menlove: Mr. Menlove was born in the UK, became a US resident in 1962 and founded Heartland Trust Services in 1986. He had worked in the trust banking industry in the UK, Canada and the US prior to establishing his own company. His simultaneous interest and acumen in the development of soccer talent in third world territories led to the establishment of his own operation in Costa Rica. Jim opened his Costa Rica Soccer Academy and is now developing the recently purchased 12 acres of land to expand the facilities.

Alan A. Morell: During the past twenty-five years in the industry, Mr. Morell has built a formidable and prestigious organization capable of planning, staffing, managing and producing events of all sizes and types anywhere in the world. Prior to 1987, Alan was with the International Management Group where he first served as manager of special events and vice president of racquet sports and later as corporate vice president of event management, mergers, acquisitions and sponsorships. Alan has created and managed more than 1,500 events.

                             EXECUTIVE COMPENSATION

Compensation of Directors and Executive Officers

         Each director of Paragon Sports is entitled to receive reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors of Paragon Sports but are not compensated for services provided in their capacities as directors. There is no compensation committee and no compensation policies have been adopted. Paragon Sports may elect to pay non-cash consideration in the form of options to directors in the future. In the future, we may elect a cash payment as well as a non-cash consideration.

Employment Agreements

         On June 1, 2001, we entered into a three (3) year Employment Agreement with Shep Messing pursuant to which Mr. Messing agreed to serve as the Chairman of the Board and Chief Executive Officer of Paragon Sports Group. Paragon Sports agreed to pay Mr. Messing an annual salary of $200,000 plus a $25,000 annual increase in the then base salary. Upon execution of the Employment Agreement, Paragon Sports issued Eight Hundred Thousand (800,000) shares of its common stock, par value $.01 per share to Mr. Messing.

         Mr. Davis is not receiving any compensation for serving as Paragon's Chief Financial Officer.

Stock Option Plans and Agreements

         As of June 1, 2001, 2001, the Board of Directors and the stockholders of Paragon Sports Group, adopted the 2001 Stock Plan (hereinafter called the "2001 Plan"). The purpose of the 2001 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants, and independent contractors of Paragon Sports Group, or of any parent or subsidiary thereof, may be granted incentive stock options and/or nonqualified stock options to purchase shares of common stock, no par value ("Common Stock"), in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of Paragon Sports Group and its affiliates by encouraging stock ownership in Paragon Sports Group.

Description of the 2001 Plan

         The maximum number of shares of Common Stock with respect to which awards may be granted pursuant to the 2001 Plan is initially 250,000 shares. Shares issuable under the 2001 Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of Paragon Sports Group.

         Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934, the Plan shall be administered by the Board of Directors of Paragon Sports

Group (the "Board") or, in the event the Board shall appoint and/or authorize a committee, such as the Compensation Committee, of two or more members of the Board to administer the Plan, by such committee. The administrator of the Plan shall hereinafter be referred to as the "Plan Administrator". Except for the terms and conditions explicitly set forth herein, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options.

          Options granted under the 2001 Plan may be "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Code or stock options which are not incentive stock options ("Non-Incentive Options" and, collectively with Incentive Options, hereinafter referred to as "Options"). Each option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an option may not be exercised in whole or in part for a stated period or periods of time during which such option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation (including by the acceleration of the vesting schedule upon a change in control of Paragon Sports Group) at any time and from time to time after the grant date thereof. During an Optionee's lifetime, any incentive stock options granted under the Plan are personal to such Optionee and are exercisable solely by such Optionee.

         The Plan Administrator can determine at the time the option is granted in the case of incentive stock options, or at any time before exercise in the case of nonqualified stock options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

               (a) delivery of shares of Common Stock of Paragon Sports Group held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

               (b) delivery of a properly executed Notice of Exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to Paragon Sports Group the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise; or

               (c) delivery of a properly executed Notice of Exercise, together with instructions to Paragon Sports Group to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the option exercise price.

         Upon a Change in Control of Paragon Sports Group, any award carrying a right to exercise that was not previously exercisable shall become fully exercisable, the restrictions, deferral limitations and forfeiture conditions applicable to any other award granted shall lapse and any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

         Awards under the 2001 Plan may not be transferred, pledged, mortgaged, hypothecated or otherwise encumbered other than by will or under the laws of descent and distribution, except that the Committee may permit transfers of awards for estate planning purposes if, and to the extent, such transfers do not cause a participant who is then subject to Section 16 of the Exchange Act to lose the benefit of the exemption under Rule 16b-3 for such transactions.

                  The Board may amend, alter, suspend, discontinue or terminate the 2001 Plan at any time, except that any such action shall be subject to stockholder approval at the annual meeting next following such Board action if such stockholder approval is required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit such action for stockholder approval. In addition, no amendment, alteration, suspension, discontinuation or termination to the 2001 Plan may materially impair the rights of any participant with respect to any award without such participant's consent. Unless terminated earlier by action of the Board of Directors, the 2001 Plan shall terminate ten (10) years after adoption by the shareholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, as of September 14, 2001 with respect to the beneficial ownership of the outstanding shares of our common stock, $.01 par value, as of such date plus, where relevant for particular beneficial owners, shares which such beneficial owner has the right to acquire by (i) any holder known to us owning more than five percent (5%) of the outstanding shares; (ii) our officers and directors; and (iii) the directors and officers of Paragon Sports as a group:

                                                                    Percentage (%) of
                                        Number of Shares            Ownership before            Percentage (%) of
 Name of Beneficial Owner*                Common Stock                  Offering            Ownership After Offering
 -------------------------              ----------------            -----------------       ------------------------
Shep Messing(1)                             800,000                      21.6%                       19.5%
William Davis (2)(5)(6)                   1,100,000                      29.7%                       29.7%
Continental Capital Merchant                300,000                       8.1%                        7.3%
Bank(5)
Biofarm, Inc.(3)                            800,000                      21.6%                       19.5%
WRA Consulting, Inc.(4)                     800,000                      21.6%                       19.5%
Continental Sports                          800,000                      21.6%                       19.5%
Management LLC(6)
Eurodisc, Ltd.(7)                           200,000                       5.4%                        4.8%
All Officers and Directors as a
group (1) (2)                               800,000                      21.6%                       19.5%

o    Unless otherwise indicated, the address of all persons listed in this section is c/o Paragon Sports, 5580 Monroe Street, Sylvania, Ohio 43560.

(1)  Mr. Messing is the Chairman and Chief Executive Officer of Paragon Sports.
(2)  Mr. Davis is the Chief Financial Officer and Director of Paragon Sports.
(3) Biofarm, Inc. is a public company whose securities trade on the OTC Bulletin Board.
(4) Voting and dispositive power over the shares owed by WRA Consulting, Inc.'s are controlled by Willa Abramson.
(5) Voting and dispositive power over the shares of common stock owned by Continental Capital Merchant Bank are controlled by Continental Capital Advisors, Inc. ("CCA"). William Davis is the Chief Executive Officer of CCA.
(6) Voting and dispositive power over the shares of common stock of Continental Sports Management LLC are controlled by William Davis, its Chief Financial Officer.
(7)  Eurodisc, Ltd. is controlled by Berndt Poguntite.

                                  OUR BUSINESS

Summary

                           Paragon Sports Group, Inc.

         Paragon Sports Group, Inc. ("Paragon Sports") is a Delaware corporation which was formed on May 30, 2001. Paragon Sports is a full service professional athlete representation agency which offers soccer athletes every aspect of athlete management including career management and guidance, contract negotiations, marketing and endorsements, team relations, public relations and charitable activities.

         On May 31, 2001, Paragon Sports entered into an Asset Purchase Agreement with Continental Sports LLC, a Delaware limited liability company pursuant to which Paragon Sports purchased accounts receivable of Continental Sports Management LLC equal to Two Hundred Twenty Three Thousand Five Hundred Seventy Dollars ($223,570) and twenty two (22) player contracts. The purchase price of the assets was the issuance of Eight Hundred Thousand (800,000) shares of common stock of Paragon Sports.

         We intend to represent, advise, and counsel soccer athletes in contract negotiations with professional soccer clubs and in all business affairs related to the soccer athletes' status as professional soccer players, including endorsement and promotional contracts. Additionally, we intend to represent professional soccer clubs in the negotiation of transfer contracts which involve the sale and acquisition of soccer athletes between professional soccer clubs. We also intend to represent corporate sponsor companies that sponsor sports events.

         Paragon Sports also intends to create, design and execute sports promotion programs based on our client's business objectives. We will provide concepts and creative development as well as implementation, administration, and complete turnkey management of these programs.

         We intend to generate revenue from two basic sources: (i) representation of players in the negotiation of player contracts and player endorsements; and (ii) negotiation of transfer fees paid by one soccer club to another upon the transfer of a player. Upon consummating a player contract or transfer, we will be paid a percentage of such contract for our services (generally 20% for endorsement contracts, up to 10% for player contracts, varied rates for transfer fees). We believe that, as general revenues in the industry increase, wages and endorsement revenues paid to players should increase.

         Our strategy is to: (i) locate finders (independent contractors who identify talented players) throughout the world who will present our representation contracts to prospective client players and (ii) locate player agents throughout the world to develop client players and shop those players to soccer clubs throughout the world; and (iii) locate executive personnel with numerous professional contacts within the soccer industry to create opportunities for client players, clubs and commercial endorsement companies. Strategic placement of finders and player agents allows us to create proprietary intelligence on players all over the world, and shop those same players to clubs located in South America, Europe, and the United States.

Soccer

         The soccer industry exists in virtually every country in the world. Unlike American football, which may be played differently in Canada or in Europe, soccer is played under the same rules throughout the world, thus providing consistency to the game no matter where it is played. Soccer has established and greatly benefited from Federation Internationale De Football Association ("FIFA"), which regulates and administers international soccer. FIFA has sanctioned six regional confederations to segregate and manage international team soccer. Through the six confederations, FIFA has established over two hundred national associations. Teams comprising the national associations compete in various confederation championships.

         The vast scope of the soccer market is demonstrated in Europe wherein 250 to 300 top division club teams ("Premier League Teams") exist in any given year. Once in the Premier League, a team can be relegated from the Premier League into soccer's equivalent of Triple A baseball. In soccer you must continue to be successful to remain in the Premier League. The Premier League has the greater television revenues, gate fees, and other team related revenues. The economic sanction of failing to remain in the Premier League is devastating to a team. This economic reality creates great financial pressure on teams to always vie for the most talented players, and therefore to pay higher wages to such players.

         With the great number of Premier Clubs in the world, and the number of talented players needed to fill the rosters of all those clubs, the role of sports agents in soccer is becoming increasingly more vital to the survival of each Premier Club. These clubs must search for players throughout the world. The proprietary intelligence of each sports agent becomes extremely valuable, if it can provide a great variety of talented players to a team. Until recently, prior to the Bosman Ruling (see "Regulations"), player agents were provincial in their method of business practice, only representing players in their domiciled geographic area. This was due mainly to FIFA requiring player agents to be licensed domestically or internationally; the international license being considerably more expensive. Until the Bosman Ruling, teams located in a specific country were required to have a certain number of national players. These circumstances did not create a free international market for players. The Bosman Ruling created new architecture for clubs, players and agents to build upon. Following the Bosman Ruling, players can more freely move from one international club to another. The Bosman Ruling provides flexibility to businesses like Paragon Sports and creates opportunity for international players to play on club teams in other countries (e.g. Brazilian players playing in England, German players in Spain, etc.). A player agent must now have information on players from throughout the world, rather than just national players. This creates the opportunity for us to excel in the soccer industry.

Business Strategy

         We intend to create a continuing inventory of players by signing younger, as well as established players to representation contracts. Paragon Sports then, due to its international presence in the revenue rich Premier Leagues in Europe, Brazil, and in the United States, will shop the player not just in his own national "back yard" but vigorously throughout the world. The benefit to the player is greater professional exposure. We believe our access to soccer clubs will also be greater due to our ability to represent talented players from throughout the world, rather than just nationally. We have developed a player dossier in a form which includes video, physical information on the player, observation of coaches, players, and background information. We are developing a means of sharing this information via the internet to facilitate player transactions without extensive travel.

         Critical to the business strategy is creating personal relationships with the players, coaches, club administrators and executives, other player agents, and marketing and sales personnel within the companies endorsing soccer and sporting matches. Due to the large number of professional teams throughout the world, the personnel of Paragon Sports must have tremendous credibility and exposure within the soccer industry. Presently Paragon employs one (1) individual who meets this criteria and the Company intends to hire an additional eight (8) individuals who meet this criteria.

         We have created a structure whereby players and clubs from throughout the world can exchange information through Paragon Sports Group. Should such information create a contract between player and club or club and club, Paragon Sports earns a fee.

Representation of Soccer Athletes

         We represent, advise, and counsel soccer athletes in contract negotiations with professional soccer clubs. Generally, we receive a fee of up to 10% of any compensation received by the represented soccer athlete from any contract with any professional soccer club. Until recently, the majority of contract negotiations were through FIFA-licensed domestic agents which in accordance with FIFA regulation are only authorized to negotiate player contracts and transactions in the country in which they are licensed. In 1995, the Bosman Ruling removed restraints on player transfers, thus allowing players to transfer freely between soccer federations of different countries. Due to the Bosman Ruling, licensed domestic agents have been relegated to much smaller markets. We believe that the inability of licensed domestic agents to broker international player transactions will create a demand and necessity for soccer agents with a presence in multiple countries. We also represent, advise, and counsel soccer athletes in all business affairs related to soccer athletes' status as professional soccer players, including endorsement and promotional contracts. Moreover, we intend to make available international financial planning services to soccer athletes, including budget development, investment counseling, and estate and international tax planning.

         The focus of soccer player client development is intended to proceed as follows:

a. International players of marquee stature. We will strive to develop 2 or 3 international players of marquee stature each year. These players will command salaries of $1,000,000 or more and can be expected to receive signing bonuses of twice their annual salary. We currently represent three players in this category

b. Premier League and First Division players earn $150,000 and up, between the ages of 18 and 26. These players will be the backbone of our business. We will strive to represent 500 Premier League and First Division soccer players after 5 years of operation. The Premier League and First Division are the two highest levels of international professional soccer. We currently represent 15 clients in this category.

c. Players between the ages of 16 and 19 who compete on under 21 National Teams with potential to become marquee stars and who are certain to become Premier or First Division players. We currently represent 4 clients in this category.

d. Current professional soccer players in Major League Soccer (MLS) in the United States and players who have had extensive success in European Leagues and are looking to enter the MLS. These players will become high-profile athletes as soccer continues to become more popular in the United States and will enter into the marketing and sponsorship opportunities available in the United States. We currently represent one client in this category.

         Our goal is to sign at least two players from category (a), not less than 50 players from category (b), 10 players from category (c), and 25 players from category (d) in the first year of operation.

         Through this process, a "feeder" system will be established through which the best players worldwide will be recruited and signed by Paragon Sports in an ever increasing network of relationships established between Paragon Sports Group personnel, past and present soccer athletes, coaches, and team representatives throughout the world. Prospective clients will be induced to signing with us due to our ability to broker international player transactions, the international exposure that we can provide, the increased marketing revenue that we can generate, as well as the reputation established through previous and current clients.

         On June 1, 2001, Paragon Sports entered into a consulting agreement with Piotr Nowak/Pinosport in which Piotr Nowak was appointed as a Paragon Sports representative in Poland, Russia, Ukraine, Hungary, Czech Republic, Bulgaria and other countries in Eastern Europe (the " Nowak Territory"). Pursuant to the consulting agreement, Piotr Nowak shall: introduce soccer players represented by Paragon Sports to clubs in the Nowak Territory; procure Paragon Sport's appointment as a representative of soccer clubs and associations within the Nowak Territory and procure players for such clubs and associations; procure players within the Nowak Territory to be represented by Paragon Sports and to sign Paragon Sports standard representation agreement; and promote and market Paragon Sports generally within the Nowak Territory. In consideration for his services, Piotr Nowak shall be paid a commission equal to fifty percent (50%) of all sums received by Paragon Sports for its benefit arising out of any matters conducted by Piotr Nowak on Paragon's behalf in the Nowak Territory.

         On August 16, 2001, Paragon Sports entered into a consulting agreement with Elias Figueroa in which Elias Figueroa, was appointed as a Paragon Sports representative worldwide (the "Figueroa Territory"). Pursuant to the consulting agreement, Elias Figueroa shall: introduce soccer players represented by Paragon Sports to clubs in the Figueroa Territory; procure Paragon Sport's appointment as a representative of soccer clubs and associations within the Figueroa Territory and procure players for such clubs and associations; procure players within the Figueroa Territory to be represented by Paragon Sports and to sign

Paragon Sports standard representation agreement; and promote and market Paragon Sports generally within the Figueroa Territory. In consideration for his services, Elias Figueroa shall be paid a commission equal to fifty percent (50%) of all sums received by Paragon Sports for its benefit arising out of any matters conducted by Elias Figueroa on Paragon's behalf in the Figueroa Territory.

Representation of Professional Soccer Clubs.

         We will represent professional soccer clubs in the negotiation of transfer contracts. Transfer contracts are agreements between professional soccer clubs involving the sale and acquisition of soccer athletes. Due to the fractured nature of international soccer and the great number of leagues in existence throughout the world, the movement of players from team to team and between leagues involves the actual buying and selling of player contracts as commodities, rather than through trades or "free agency" as is the custom in the United States. This commodity trading may be impacted by the Bosman Ruling; however, the extent of the impact upon transfer fees cannot be predicted. We will negotiate for the sale or acquisition of a player on behalf of a professional soccer club and receive a fee of 10%-20% of the transfer price. "Transfer price" refers to the sum of money paid by one professional soccer club to another professional soccer club for the contract rights of a player. The Company will not be able to represent both a player and a soccer club that a player is negotiating with.

Representation of Sponsor Companies.

         We will represent corporate sponsor companies. Corporate sponsor companies sponsor sports events. It has been reported that companies spent an estimated $15 billion last year sponsoring sports events. We intend to represent the sponsor companies in their contract negotiations with professional sports leagues, tournaments, and events. We do not have any contractual relationships with any corporate sponsors.

Contracts with Players and Teams

         In the early stage of the Paragon Sports Group's development, revenues will be mainly generated from two sources: Standard Representation Agreements ("SRAs") and transfer contracts. The SRA is a contract between Paragon Sports and the soccer athlete whereby Paragon Sports becomes the exclusive agent for the soccer athlete in the negotiation of contracts with professional soccer clubs and in all business affairs related to the soccer athlete's status as a professional soccer player, including endorsement and promotional contracts. The contract is entered into by a representative or employee of Paragon Sports who in turn assigns all rights and benefits of the contract to Paragon Sports. See "Regulations."

         Pursuant to the SRAs, we will receive a fee of up to 10% of the compensation received by the soccer athlete from any contract entered into with any professional soccer club throughout the world. We will also receive a fee of 20% of the endorsement and promotional compensation received by the soccer athlete from any contracts related to the soccer athlete's status as a professional soccer player. Pursuant to the regulations of FIFA, the SRAs are binding for twenty-four (24) months and then must be renewed. The regulations of FIFA do not allow player contracts to have a longer term. In accordance with FIFA regulations, we receive commissions from our players on all income received by the player for the life of any contract entered into or negotiated as a result of our efforts.

         To date, we have twenty two (22) professional soccer players under contract for representation in contract negotiations with professional soccer clubs and in all business affairs related to such soccer players' status as professional soccer players, including endorsement and promotional contracts.

         Transfer contracts are agreements between professional soccer clubs involving the sale and acquisition of soccer athletes. We will represent professional soccer clubs in the sale and acquisition of soccer athletes. We will negotiate for the sale or acquisition price of a player and in turn receive a fee for acting as the agent. Typically, we will receive a fee of 10%-20% of the transfer price. The transfer price for a European player of marquee stature could exceed $1 million dollars.

Marketing

         Marketing involves the establishment of contractual relationships between Paragon Sports and corporate sponsor companies. We will represent the sponsor companies in their contract negotiations with professional sports leagues, tournaments, and events and receive a fee for such representation.

         Marketing also involves the establishment of contractual relationships between corporate sponsor companies and players represented by Paragon Sports. Generally, corporate sponsor companies will pay athletes to promote their companies and/or to endorse their products. We will receive a fee of 20% of the endorsement and promotional compensation received by soccer athletes from any contracts entered into with corporate sponsor companies. We expect the marketing of client athletes and corporate sponsor companies to become a significant portion of revenues and operations.

         The key to successfully entering the marketing field is the early development of relationships with corporate sponsor companies and entities willing to pay top dollar for sponsorship opportunities. We have established and will continue to establish relationships with corporate sponsor companies to facilitate the marketing of client athletes and sponsor companies. Some of the corporate sponsor companies that we have already established relationships with include, MasterCard, McDonalds, Burger King, FILA, Pepsi, Sharp, Snickers, Avis, Kodak, Chevrolet, Budweiser, and Fujitsu. The nurturing of these relationships should enable marketing to become a significant source of revenues for Paragon Sports.

         It is crucial for us to recognize and maximize the overlapping opportunities that will arise from each of these separate but related activities. The representation of soccer athletes is the introduction into much broader revenue generating possibilities which include, but are not limited to: sponsorship, event management, sales of television rights, marketing of individuals and teams, and ownership of annual events involving match competitions and tournaments.

Competition

         There are numerous larger, significant, competing entities and companies in the professional athlete contract negotiating arena locally, nationally and internationally.

         International Management Group ("IMG") and SFX are two of the world's largest sports management companies. Both companies currently operate in the soccer industry and they have the resources to compete with us should they decide to expand their operations.

         Interpublic Group, a $3.4 billion advertising and public relations agency, recently acquired Advantage International, a sports management company now part of Interpublic's Octagon Group. Interpublic has also acquired London-based Orbit International, and is shopping for small agencies specializing in football and hockey players. Interpublic does operate in the soccer industry, it has the resources to compete with us should it decide to expand its operations.

         There are also numerous other sports management and marketing companies operating in non-soccer related professional sports that have the resources to compete with us should they decide to do so.

         Additionally, there are numerous individual licensed players' agents conducting business in the international soccer industry. We will compete in the market place based on the ability to offer greater opportunities world-wide to soccer players, service, quality of representation, negotiating skills, and personal relationships between management, the professional athletes, and the professional teams hiring athletes. We believe we can be immediately successful in the soccer industry because of the services we can provide soccer athletes; namely, prolific exposure throughout the world, professional contacts with decision makers, and marketing services. Moreover, our ability to negotiate transfer contracts, match arrangements and to negotiate with sponsor companies fosters our belief that we can be immediately successful in the soccer industry. There is no guarantee that we are or will remain competitive or successful in the future. Moreover, there is no guarantee that IMG, Interpublic, SFX, or other larger competing sports management and marketing companies will not expand their businesses in the soccer industry. The expansion of any of these larger competing sports management and marketing companies in the soccer industry could have a material adverse effect on our business.

Employees

         As of September 14, 2001 we had four (4) full-time employees. None of our employees is represented by a labor union and we have not experienced any work stoppages. We consider our employee relations to be good.

Regulation

         The main body of regulation in the international soccer industry comes from the Federation Internationale De Football Association ("FIFA"). The U.S. arm of FIFA is based in Chicago, Illinois, and is known as the U.S. Soccer Federation. FIFA has published rules and regulations governing the conduct of soccer athletes and agents. FIFA enforces these rules and regulations by way of a sanction to players for violation of the rules and monetary penalties for violation by players' agents. FIFA will also act as an enforcement agency to ensure that athletes do not violate their contract with agents. This can be most beneficial if we were to have a dispute with a international soccer athlete over collecting a commission.

         Under the regulations of FIFA, players may only use the services of a Licensed Players' Agent. Any natural person (excluding corporations and other entities) who passes a personal interview and deposits a bank guaranty with a Swiss Bank can become a players' agent. Soccer athletes cannot utilize the services of a non-licensed agent. Licensed attorneys and close relatives to the soccer athletes do not have to become a licensed players' agent to represent a soccer athlete.

         Since we cannot be a licensed players' agent, we will utilize the services of either a representative under contract with us or an employee who is a licensed players' agent or a licensed attorney to enter into contracts with players on our behalf. Paragon Sports, through the licensed players' agent or a licensed attorney, will negotiate on behalf of the soccer athlete. We do not currently have any employees who are licensed players' agents or licensed attorneys.

         We will derive income from the assignment by employees of the monetary benefits of agent contracts with soccer athletes. The regulations of FIFA do not address the assignment of monetary benefits of player contracts, only that natural persons who are licensed players' agents, close relatives, or a licensed attorney are the only individuals who can represent and contract with a soccer athlete. In 1994, FIFA issued Circular No.551 in response to questions regarding who can hold a license. The Circular stated in part:

               "It is obvious that only private individuals (natural persons) may apply for a players' agent's license. However, the holder of the license may make it available to a legal person (an association or company)."

This release allows Licensed Players' Agents to make available their license (or the benefits of such license) to Paragon Sports Group.

         FIFA does not regulate the marketing arrangements entered into between Paragon Sports Group Company and soccer athletes. Paragon Sports Group is free to enter into marketing contracts directly with the soccer athletes.

The Bosman Ruling:

         The Bosman case began when Belgian national soccer player, Jean Mau Bosman claimed he was prevented from working for another soccer club after his contract ended with Royal Club Legeois, in violation of Articles 48, 85, and 86 of the European Economic Community Treaty (EEC Treaty). The case was based in part upon the right of workers to move freely between member states for employment related purposes. A similar right to travel exists between states in the United States. The Bosman case was referred to the European Court of Justice ("ECJ"). In 1995, the ECJ held that the transfer system then in place and the rules on international players (restriction as to the number of international players on each team) offended the principles of freedom of movement for workers under the EEC Treaty, and found that the transfer rules and international player rules also restricted competition in violation of Article 85(1) of the EEC

Treaty. Pursuant to the specific findings of the court, Bosman could seek to have his right to move freely between member states for purposes of employment judicially enforced. This finding of the court positively affects the opportunities for a soccer athlete to seek his best wage, wherever a club is located, and will have an impact upon transfer fees, although to what extent is not yet clear to the industry.

Facilities

         Paragon currently maintains an office at 5580 Monroe Street, Sylvania, Ohio 43560. The space is provided to Paragon at no cost by Continental Capital Advisors, Inc. In addition, Paragon also maintains an office at Mr. Messing's personal residence which is also provided at no cost to the Company.

         Our current facilities will provide adequate space to house the business through our current growth, however, as we continue to execute our plan, additional operational and administrative space may be required. We believe that adequate additional space is available on competitive terms.

Legal proceedings

         There are no material legal proceedings pending to which Paragon Sports is a party, and we are unaware of any contemplated material legal actions against us.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Introduction

         Paragon Sports Group, Inc. intends to operate as a full service agency representing professional athletes, particularly soccer players. The business plan of Paragon Sports envisions the expansion of the soccer athlete representation business by seeking to represent athletes other than soccer players, by broadening the services to be offered to athletes to include endorsements and other services, and by potential alliances with soccer clubs. If successful, Paragon's business plan envisions the acquisition of agencies representing athletes now located in Europe, South America and Asia. In addition, Paragon must be able, to be successful, to itself attract additional athletes as clients of Paragon. Paragon estimates that, in general, it will require one of its employees to service the contracts of fifty players. As discussed under "Use of Proceeds" herein, Paragon intends to set aside $200,000 of the proceeds of the offering hereby to recruit additional personnel. Paragon intends to begin spending such funds immediately upon the closing of this offering. Paragon is now servicing the contracts of twenty-two soccer athletes and intends to expand that client base within the next six-month period from the date of this offering.

         Currently, Paragon handles each of its twenty-two players contracts by retaining an attorney or a FIFA-qualified person to draft the necessary contract extension renewals. Paragon has commenced negotiations with counsel experienced in athlete representation matters; however, no formal agreement has been reached and no such contract has been executed. Paragon believes that its ability to negotiate a more favorable agreement with a full-time counsel knowledgeable in athlete representation matters is directly related to Paragon's ability to present itself as a publicly-traded company.

         Paragon Sports' business does not require the expenditure of funds for capital improvements. The expansion of Paragon Sports' business, if successfully implemented, would require the hiring of additional employees necessary to service the athletes' contracts. The soccer players presently under contract are capable of being represented by Paragon Sports' present staff. Income is anticipated to be derived from such representation contracts, coupled with Paragon Sports' present liquidity, should be sufficient to permit Paragon Sports to increase the number of its athletes being represented without causing financial strain.

         Although Paragon Sports does not anticipate liquidity and capital resources to be a problem given its present size and scope of intended operations, the successful completion of the offering hereby and the receipt by Paragon Sports of an additional $1,600,000 in capital, will permit Paragon Sports to become more aggressive in its quest for additional representation contracts. Funds would then be available for increased travel and entertainment, for the opening of additional offices world-wide, and for the hiring of the additional staff required to service increased representation contracts. The receipt by Paragon of proceeds from the possible sale by Biofarm, Inc. of 400,000 shares of common stock owned by Biofarm, Inc. (See "Plan of Distribution" herein) will obviate the need for Paragon to seek any additional financing beyond the proceeds of the public offering hereby.

         In the event the initial public offering hereby is unsuccessful, Paragon will be dependent upon collection of the remaining $50,000 outstanding portion of the original $100,000 promissory note and the income to be derived from the renewal/extension of its twenty-two player contracts to undertake its business plan. Paragon believes that the receipt of such additional $50,000 as well as the renewal/extension income it will receive, should be sufficient to fund its anticipated operations irrespective of the success of the offering hereby. Paragon believes that, while its full business plan may take longer to complete without the proceeds of this offering, it will have sufficient cash to modify its business plan to a slower pace.

(1)      Business Strategy

         Paragon Sports' basic business strategy revolves around its belief that the business of representing athletes is amenable to consolidation. The intention of Paragon Sports is to continue to concentrate upon the representation of soccer athletes and to attempt to accelerate its growth by:

          (a) signing existing players under contract to new contracts with their same teams at increased salary levels;
          (b) signing existing players under contract to new contracts with different teams at increased salary levels;
          (c) effecting arrangements with other athlete representation firms, including the acquisition of such other firms or the working-out of joint venture arrangements;
          (d) effecting arrangements with firms specializing in representing athletes other than soccer players;
          (e) attempting to recruit and play a major role in the representation of female soccer athletes and to assist in the promotion of what management believes is a significant emerging market;
          (f) expanding the soccer athlete representation business by hiring other player representatives who have demonstrated the ability to recruit soccer athletes in underdeveloped areas of the world; and
          (g) developing a soccer marketing and consulting business for corporate clients, including the more efficient use of advertising budgets tailored specifically to the soccer market.

         Management believes that immediate, significant growth will result from the expansion of its representation capability through the acquisition of other agencies, as well as from the expansion of its activities with related, complimentary businesses. Such acquisitions would be consummated principally through the use of Paragon Sports authorized, unissued shares.

         The attaining by Paragon Sports of public company status will, in management's opinion, facilitate this process. Obviously, management must demonstrate the ability to prevent the issuance of additional shares of its Common Stock being dilutive by attempting to realize revenue and income in excess of the dilutive effect of the issuance of additional shares of its Common Stock. Also, to the extent that management is successful in acquiring representation agencies specializing in athletes other than soccer players, the business of Paragon Sports will not be subject to the possible economic fluctuations of a single sports activity. Management, in its acquisition program, intends to target representation agencies that are not only profitable, but that are well-positioned in particular markets and potentially are capable of expanding Paragon Sports' own activities in such markets.

         Management believes that fragmentation in the sports representation business will contribute to its ability to pursue effectively its acquisition strategy. In addition, management believes that many small firms may have reached the limit of their ability to grow due to their inability to have access to additional capital, the costs and burden of increasingly stringent regulatory compliance, more intensive competition, and management limitations. Management is confident that it will be able to offer the entities it may acquire the strategic direction, management and capital resources necessary to foster their growth, thereby affording the former owners the opportunity to realize the value of their efforts and investments, while simultaneously enabling Paragon Sports to build a more diverse presence in the athlete representation field.

(2)      Capital Resources

         Paragon Sports is not engaged in a capital-intensive business. Costs incurred by Paragon Sports are primarily related to wages, travel and business overhead normal to a service business. Management believes that its capital resources are adequate to cover its known costs and expenses. In the event Paragon Sports is successful in its expansion program, capital resources and liquidity will have to be enhanced. However, management would not be disposed to effect such acquisitions unless it believed that the cash flow of the acquiree business would ultimately offset the costs of sustaining such acquisitions.

(3)      Results of Operations

         Paragon Sports is in the development stage and had no history of operations. Paragon Sports Group's ultimate success will depend on its ability to cultivate relationships and player representation contracts which it has purchased and its ability to develop new representation contracts and implement its business strategy as discussed herein.

         It should be noted that the geographic concentration of Paragon Sports' commission income is in the United Kingdom and Continental Europe. In such areas, the soccer season generally runs from August through the following May. Such seasonality, coupled with the impact of the typical soccer athlete contract on revenue reporting and cash flow, means that Paragon Sports will (a) report approximately ninety (90%) percent of its commission income in the period June - August of each year and (b) receive approximately fifteen (15%) percent of its cash in the first quarter of each year, forty-five (45%) percent of its cash in the second quarter, and the balance of forty (40%) percent of its cash in the second half of each year.

                            DESCRIPTION OF SECURITIES

General

         We are authorized to issue up to twenty five million (25,000,000) shares of common stock, $.01 par value per share, of which Three Million Seven Hundred Thousand (3,700,000) shares are issued and outstanding. Our certificate of incorporation authorizes five million (5,000,000) shares of preferred stock, none of which are outstanding.

Common Stock

         Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges nor any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

         Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

         All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable.

Preferred Stock

         None of the five million (5,000,000) preferred shares are currently outstanding. Our Board of Directors has the authority, without further action by the holders of the outstanding common stock, to issue shares of preferred stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series.

Options

         As of September 14, 2001, we do not have any options issued and outstanding.

Delaware Anti-Takeover Law Provisions

         As a Delaware corporation, we are subject to Section 203 of the General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owing 15% or more of a Delaware corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with such Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by the directors who are also officers of the corporation and by certain employee stock plans), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the public announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the corporation's board of directors and if such business combination is approved by a majority of the board members who were directors prior to any person becoming an interested stockholder. The provisions of Section 203 requiring a super-majority vote to approve certain corporate transactions could have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in the payment of a premium over market price or changes in control or management of Paragon Sports.

Limitation on liability of directors

         Our certificate of incorporation provides that a director of Paragon Sports will not be personally liable to Paragon Sports or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Delaware General Corporation Law, however, this provision does not eliminate or limit the liability of a director of Paragon Sports (i) for breach of the director's duty of loyalty to Paragon Sports or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions), (iv) for any improper benefit or (v) for breaches of a director's responsibilities under the Federal Securities laws.

Dividend policy

         We have not paid any dividends on our common stock since our inception and do not intend to pay dividends on our common stock in the foreseeable future. Any earnings which we may realize in the foreseeable future will be retained to finance the growth of Paragon Sports.

Restricted Shares Eligible for future resale

         All of Paragon Sports Group's currently outstanding Shares are "restricted securities" and, in the future, may be sold upon compliance with Rule 144. Adopted under the Securities Act, Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of Paragon Sports Group's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of Paragon Sports Group may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning the Paragon Sports Group. Upon the completion of this offering, and assuming that there is no exercise of any issued and outstanding warrants, Paragon Sports Group will have 4,100,000 Shares issued and outstanding, which include 2,700,000 Shares which are "restricted securities", 1,000,000 shares which are being registered under the registration statement of which this Prospectus is part and offered under the Alternative Prospectus and 400,000 are publicly traded shares.

         The registration statement of which this Prospectus is a part also covers the offering of 1,000,000 shares being offered by the Selling Shareholders. Of the 1,000,000 Shares being offered by the Selling Shareholders, 600,000 Shares may be sold immediately following the closing of the offering and the balance consisting of 400,000 Shares may be sold after 135 days following the closing of the offering, subject to earlier release at the sole discretion of Paragon Sports Group. See "Certain Transactions." The resale of the securities held by the Selling Shareholders is subject to prospectus delivery and other requirements of the Securities Act. Sales of such securities or the potential of such sales at any time may have an adverse effected on the market prices of the Securities offered hereby. See "Selling Shareholders." The Company has not issued any warrants or options.

Transfer agent and registrar

         The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company, Two Broadway, New York, New York 10004.

Disclosure of commission position on indemnification for securities act liabilities

         Our bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Paragon Sports, absent a finding of negligence or misconduct in the performance of their duties.

         Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling Paragon Sports pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

                              PLAN OF DISTRIBUTION

Escrow of Offering Funds

         400,000 shares will be offered on a "best efforts, all-or-none" basis. The shares are being offered on a "self-underwritten" basis by the officers and employees of Paragon. If 400,000 shares are not sold within 60 days from the date hereof, all monies received will be refunded to subscribers in full without interest thereon (unless the offering is extended for an additional 30 days). Each subscriber will receive from Paragon Sports Group confirmation of his subscription to purchase shares of common stock with instructions to forward their funds to The Chase Manhattan Bank, 770 Lexington Avenue, New York, NY 10021-8182. All proceeds raised in this offering will be deposited by noon of the next business day following receipt, in an escrow account maintained at The Chase Manhattan Bank. All subscriber checks will be made payable to "The Chase Manhattan Bank as escrow agent for Paragon Sports". During the period of escrow subscribers will not be entitled to a refund of their subscription. If at the end of the offering period, 400,000 shares have been sold, all funds in the escrow account will be released to Paragon Sports. The expense of this offering will be paid by Biofarm, Inc.

                              CERTAIN TRANSACTIONS

         After the incorporation of Paragon Sports on May 30, 2001, the Board of Directors authorized the issuance of an aggregate of 3,700,000 shares of its authorized but unissued Common Stock. Of such 3,700,000 shares:

          a) 800,000 were issued to Shep Messing, Paragon's Chairman and Chief Executive Officer, in exchange for future services;

          b) 800,000 shares were issued to Biofarm, Inc., in exchange for financial services rendered and to be rendered to Paragon Sports and the payment of expenses by Biofarm, Inc. in connection with the sale of securities being registered;

          c) 800,000 shares were issued to Continental Sports Management LLC in exchange for certain accounts receivables and twenty two soccer player contracts. William Davis, Paragon's Chief Financial Officer is also the Chief Financial Officer of Continental Sports Management LLC;

          d) 300,000 shares were issued to Continental Capital Merchant Bank in exchange for $150,000. William Davis is the Chief Executive Officer of Continental Capital Advisors Inc. which is the manager of Continental Capital Merchant Bank;

          e) 200,000 shares were issued to Eurodisc, Ltd. in exchange for $100,000 in a promissory note receivable; and

          f) 800,000 shares were issued to WRA Consulting, Inc. in exchange for a consulting agreement requiring that WRA Consulting provide Paragon Sports with certain non-exclusive services relating to corporate finance, acquisitions and general financial services.

         In connection with the purchase by Biofarm of an aggregate of 800,000 shares of Paragon Sports' common stock (see "Selling Securityholder" and "Principal Shareholders" herein), Biofarm has agreed to lock-up, for a period of
4.5 months from the date hereof, an aggregate of 400,000 of such 800,000 shares (all of which are registered for sale hereby). Such lock-up shall forthwith terminate upon the (a) expiration of such 4.5 month period, (b) issuance by Paragon Sports for any reason of any additional shares of common stock, (c) mutual agreement of Paragon Sports and Biofarm, or (d) request by Paragon Sports. If so requested by Paragon Sports, Biofarm has agreed to deliver to Paragon Sports the full net proceeds, if any, received by Biofarm from the sale of any of such 400,000 shares. Paragon Sports has agreed that the proceeds, if any, received from the shares sold by Biofarm will be used to further Paragon Sport's expansion plans. (See "Use of Proceeds" herein.) Paragon Sports has also agreed that it will issue to Biofarm 1.25 shares of unregistered, common stock for each share sold by Biofarm resulting in proceeds delivered to Paragon Sports. The aggregate amount of proceeds to be received by Paragon Sports and the number of shares of common stock to be issued by Paragon Sports in exchange therefor (not to exceed 500,000 shares), will depend upon the number of shares of common stock able to be sold by Biofarm. Except for the 400,000 shares subject to lock-up (and the potential call upon Biofarm for the sale thereof by Paragon Sports), Biofarm intends to sell the remaining 400,000 shares owned by it, subject to financial considerations including the financial position and liquidity of Biofarm and then prevailing market conditions.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for Paragon Sports by Berlack, Israels & Liberman LLP, New York, New York.

                                     EXPERTS

         Certain of the financial statements of Paragon Sports Group included in these prospectuses and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Asher & Company, Ltd., independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.

                              AVAILABLE INFORMATION

                  We have filed with the Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act with respect to our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to Paragon Sports Group, Inc. and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit. After the offering, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended and in accordance therewith will be required to file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement, including exhibits and schedules thereto, may be inspected without charge at the Commission's principal office in Washington D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 after payment of fees prescribed by the Commission. The Commission also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address http://www.sec.gov. We intend to furnish holders of our common stock with annual reports containing financial statements audited by independent accountants beginning with the fiscal year ending December 31, 2001.

         You should rely only on the information contained in this prospectus. We have not, authorized any other person to provide your with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                          Independent Auditors' Report


The Board of Directors
Paragon Sports Group, Inc.
  (A Development Stage Company)
Wilmington, Delaware


         We have audited the balance sheet of Paragon Sports Group, Inc. (A Development Stage Company) as of May 31, 2001. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Paragon Sports Group, Inc. (A Development Stage Company) as of May 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




                                       ASHER & COMPANY, Ltd.


Philadelphia, Pennsylvania
September 12, 2001

                      PARAGON SPORTS GROUP, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEET
                             MAY 31, 2001


                                ASSETS


CURRENT ASSETS
     Cash                                                           $   150,000
     Commissions receivable, net                                        111,785
     Note receivable                                                     50,000
                                                                    -----------
                   Total current assets                                 311,785

OTHER ASSETS
     Player contracts                                                   110,000
                                                                    -----------

                   Total Assets                                     $   421,785
                                                                    ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

COMMITMENTS                                                         $         -

STOCKHOLDERS' EQUITY
     Preferred stock, 5,000,000 shares authorized,
       none issued and outstanding                                            -
     Common stock, $0.01 par value; 25,000,000
        shares authorized, 3,700,000 issued and
        outstanding                                                      37,000
     Additional paid-in capital                                       1,234,785
                                                                    -----------
                                                                      1,271,785
     Less:  Deferred compensation                                      (400,000)
            Note receivable                                             (50,000)
            Deferred consulting service fees                           (400,000)
                                                                    -----------
                   Total Stockholders' equity                           421,785
                                                                    -----------

                   Total Liabilities and Stockholders' Equity       $   421,785
                                                                    ===========



          The accompanying notes are an integral part of this
                         financial statement.

                           PARAGON SPORTS GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Paragon Sports Group, Inc. (A Development Stage Company) (the Company) was incorporated in the State of Delaware on May 30, 2001 to operate a sports management organization in international soccer. The Company is in its development stage. The Company will provide an array of services to soccer athletes, soccer clubs, and their sponsors throughout the world. The Company will concentrate its activities on soccer athlete representation both internationally and domestically. The Company will represent, advise, and counsel soccer athletes in contract negotiations with professional soccer clubs and in business affairs related to the players' status as professional athletes, including endorsement and promotional contracts.

Additionally, the Company will represent professional soccer clubs in the negotiation of transfer contracts. Transfer contracts involve the sale and acquisition of soccer athletes between professional soccer clubs. The Company also plans to sponsor matches between professional soccer clubs and represent corporations sponsoring such events. Television revenue will propel most of the income generated from such matches.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Foreign operations

The Company expects to generate a significant portion of its revenue from operations outside the United States. All of the Company's foreign operations are subject to certain risks inherent in conducting business abroad, including price and currency exchange controls, fluctuations in the relative values of currencies, political instability and restricted governmental actions. Changes in the relative values of currencies occur from time to time and may, in certain instances, materially affect the Company's results of operations. The effect of these risks remains difficult to predict. The Company does not currently provide any hedges on its foreign currency exposure.

                           PARAGON SPORTS GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of credit risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Revenue recognition

Revenue from talent representation arises primarily from percentage fees or commissions received for the negotiation of professional soccer contracts and marketing endorsements. The Company recognizes revenue in the period when the service is rendered and the fee is determinable. Commissions on incentives are recognized by the Company when the incentive is achieved by the athlete. Revenue and commissions on incentives are recognized only in instances where collectibility is reasonably assured.

Deferred compensation

At the time of incorporation, the Company issued 800,000 shares of common stock to an officer. As of May 31, 2001, $400,000 was reflected as deferred compensation and will be amortized over the related three-year employment contract.


NOTE B - ASSET PURCHASE AGREEMENT

Pursuant to the asset purchase agreement, dated May 31, 2001, the Company, in exchange for an aggregate of 800,000 shares of its common stock, purchased (a) commissions receivable having a face value of $223,570 and (b) 22 player contracts valued for purposes of the acquisition agreement at $220,000. The Company determined that such receivables and player contracts be reflected at 50% of their stated value. Any subsequent changes in value will be reflected in the Company's future income statements. Accordingly, the receivables have been recorded on the books of the Company at $111,785 and the player contracts at $110,000. The value assigned to the player contracts will be amortized over the remaining term of the player contracts.


NOTE C - NOTE RECEIVABLE

On the date of incorporation, the Company received a $100,000 note receivable in exchange for 200,000 shares of common stock. The note is due on August 31, 2001. The note is non-interest bearing until the due date. $50,000 was paid on August 31, 2001. The balance of $50,000 plus interest at 4% is payable by September 30, 2001.

                           PARAGON SPORTS GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2001


NOTE D - STOCKHOLDERS' EQUITY

Stockholders' equity consists of the following:

                                                                                                         Deferred
                           Price                           Additional                                   Consulting        Total
                            Per                Common        Paid-In       Deferred          Note        Service       Stockholders'
                           Share    Shares     Stock         Capital     Compensation     Receivable       Fees           Equity
                           -----    ------     ------      ----------    ------------     ----------    ----------     -------------
Issuance of common
  stock to officer         $.50     800,000    $ 8,000     $  392,000      $400,000

Issuance of common
  stock in accordance
  with asset purchase
  agreement                 .28     800,000      8,000        213,785             -                                       $221,785

Issuance of common
  stock in exchange
  for note receivable       .50     200,000      2,000         98,000             -         $50,000                         50,000

Issuance of common
  stock to Biofarm, Inc.      -     800,000      8,000         (8,000)            -               -                              -

Issuance of common stock
  to WRA Consulting, Inc.   .50     800,000      8,000        392,000             -               -       $400,000               -

Issuance of common stock
  to Continental Capital
  Merchants Bank for cash   .50     300,000      3,000        147,000             -               -              -         150,000
                                  ---------    -------     ----------      --------         -------       --------        --------
                                  3,700,000    $37,000     $1,234,785      $400,000         $50,000       $400,000        $421,785
                                  =========    =======     ==========      ========         =======       ========        ========

                                      F-5

                           PARAGON SPORTS GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2001


NOTE E - AGREEMENT WITH BIOFARM, INC.

In connection with the issuance to Biofarm, Inc. (Biofarm) of 800,000 shares of the Company's common stock, Biofarm has agreed to lock-up, for a period of 4.5 months from the date hereof, an aggregate of 400,000 of such 800,000 shares. Such lock-up shall terminate upon the (a) expiration of such 4.5 month period,
(b) issuance by the Company for any reason of any additional shares of common stock, (c) mutual agreement of the Company and Biofarm, or (d) request by the Company. If so requested by the Company, Biofarm has agreed to deliver to the Company the full net proceeds, if any, received by Biofarm from the sale of any of such 400,000 shares. The Company has agreed that the proceeds, if any, received from the shares sold by Biofarm will be used to further the Company's expansion plans. The Company has also agreed that it will issue to Biofarm 1.25 shares of unregistered, common stock for each share sold by Biofarm resulting in proceeds delivered to Paragon Sports. The aggregate amount of proceeds to be received by the Company and the number of shares of common stock to be issued by Paragon Sports in exchange therefor, not to exceed 500,000 shares, will depend upon the number of shares of common stock able to be sold by Biofarm.


NOTE F - WRA CONSULTING AGREEMENT

The Company entered into a consulting agreement with WRA Consulting, Inc. to provide the Company with certain non-exclusive services relating to corporate finance, acquisitions and general financial services in exchange for 800,000 shares of the Company's common stock which were valued at $.50 per share.


NOTE G - COMMITMENTS

Employment Agreement

On June 1, 2001, the Company entered into a three year Employment Agreement with an officer of the Company. Under the Agreement, the Company will pay the following base salary:

                   Year Ended May, 31,                  Amount
                   -------------------                  ------
                          2002                         $200,000
                          2003                          225,000
                          2004                          250,000
                                                       --------
                                                       $675,000
                                                       ========

                           PARAGON SPORTS GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2001


NOTE H - SUBSEQUENT EVENTS

Stock option plan

On June 1, 2001, the Company adopted the 2001 Stock Option Plan under which the Company may grant a maximum of 250,000 incentive stock options and/or nonqualified stock options to purchase common stock to directors, employees, officers, agents, consultants, and independent contractors of the Company. No options have been granted pursuant to the Plan.

Consulting agreement

On June 1, 2001, Paragon Sports entered into a consulting agreement whereby an individual was appointed as the representative of Paragon Sports in Eastern Europe, as defined in the agreement. As compensation for these services, the individual will be paid a commission equal to 50% of all amounts received by Paragon Sports as related to the defined territory.

On August 6, 2001, Paragon Sports entered into a consulting agreement for the appointment of a world-wide representative at a commission equal to 50% of all amounts received by Paragon Sports.

--------------------------------------------------------------------------------

         You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

         Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                           Paragon Sports Group, Inc.


                                400,000 shares of
                                  common stock




                                 ---------------
                                   PROSPECTUS
                                 ---------------




                               ____________, 2001



--------------------------------------------------------------------------------

             [Alternate page for Selling Securityholder prospectus]

                                  The offering

Shares offered by Selling
  Securityholders.................................................  1,000,000 shares of common stock.

Plan of distribution..............................................  The offering of our shares of common stock is being made by two shareholders of Paragon
                                                                    Sports Group who may wish to sell their
                                                                    shares. Sales of our common stock may be
                                                                    made by the selling securityholders in the
                                                                    open market or in privately negotiated
                                                                    transactions and at market prices, fixed
                                                                    prices or negotiated prices.

Use of proceeds...................................................  Paragon Sports Group, Inc. may not receive any proceeds from the sale of shares owned
                                                                    by a selling securityholder. See "Certain
                                                                    Transactions."

Concurrent offering

Shares offered by Paragon Sports                                    400,000 shares of common stock.

Plan of distribution..............................................  Paragon Sports Group, Inc. will offer and sell 400,000 shares for cash at a price of
                                                                    $4.00 per share.

Use of proceeds...................................................  The proceeds will be used by Paragon Sports to augment our management team, to develop
                                                                    and initiate a marketing and advertising
                                                                    campaign and for working capital.

             [Alternate page for Selling Securityholder prospectus]

                                 Use of proceeds

         This prospectus is part of a registration statement that permits two shareholders of Paragon Sports Group, Inc., who are identified in this prospectus to sell their shares of Paragon Sports Group, Inc. common stock in the open market or in privately negotiated transactions. These shareholders are referred to throughout this prospectus as the "selling securityholder". As such, Paragon Sports Group, Inc. may not receive any proceeds from this offering.

             [Alternate page for Selling Securityholder prospectus]


                               Concurrent offering

         The registration statement of which this prospectus is a part also includes a prospectus with respect to the offering by Paragon Sports Group, Inc. for cash of 400,000 shares of Paragon Sports common stock. This distribution may have a material adverse effect on the market price of the common stock offered by the selling securityholder.

                              Plan of distribution

                  While the registration statement is effective, the selling securityholders may sell their shares directly to the public, without the aid of a broker or dealer, or he may sell their shares through a broker or dealer if the Paragon Sports Group, Inc. common stock is authorized for inclusion on the OTC Bulletin Board. The selling securityholders have the option of selling their shares in the open market or in privately negotiated transactions. Additionally, the selling securityholders may sell their shares at market prices, fixed prices or negotiated prices. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction and would be paid by the selling securityholders.

             [Alternate page for Selling Securityholder prospectus]

                             Selling Securityholders

         800,000 shares of Paragon Sports Group, Inc. common stock being offered by this selling securityholder's prospectus are owned by and registered in the name of Biofarm, Inc., a Delaware corporation whose address is 1244 Main Street, Linfield, PA 19468. 200,000 shares of Paragon Sports Group, Inc. common stock being offered by this selling securityholder's prospectus are owned by and registered in the name of Eurodisc, Ltd., a Bahamian corporation whose address is P.O. Box N-3950, Nassau, Bahamas.

         The following table sets forth as of September 14, 2001 with respect to beneficial ownership of outstanding shares of common stock, $.01 per value, as of such date for the Selling Securityholders.

                                                                                 % of               % Of
                                 Number of Shares of        Number of          Ownership          Ownership
Name of Beneficial Owner             Common Stock         Shares Offered    Before Offering      After Offer
Biofarm Inc.                            800,000              800,000             19.5%                0
Eurodisc, Ltd.                          200,000              200,000              4.8%                0

            [Alternative page for Selling Securityholder prospectus]

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS                            Subject to Completion; dated ______, 2001


                        1,000,000 Shares of Common Stock

                                       of

                           Paragon Sports Group, Inc.


         We are registering up to 1,000,000 shares of our common stock for sale by two (2) shareholders of Paragon Sports Group identified in this prospectus. These shareholders are referred to throughout this prospectus as "selling securityholders." See "Selling Securityholders."

         The selling securityholders who wish to sell their shares of our common stock may offer and sell their shares on a continuous or delayed basis in the future. These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices. We may not receive any of the proceeds from the sales of shares by the selling securityholders.

         No public trading market for our common stock exists and the offering price of our common stock has been arbitrarily determined by Paragon Sports Group, Inc. We anticipate that our common stock will initially be traded on the over-the-counter market after this offering.

                      ------------------------------------

         Our principal executive offices are located at 5580 Monroe Street, Sylvania, Ohio 43560. Our telephone number is (419) 885-7525.

                      ------------------------------------

         Our common stock being offered by this prospectus involves a high degree of risk. You should read the "Risk Factors" section beginning on page 5 before you decide to purchase any common stock.

                      ------------------------------------

         Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.


                The date of this Prospectus is _________ __, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "GCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers. The GCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of stockholders or otherwise.

         Article Sixth of our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the GCL. Our by-laws provide for indemnification of all persons whom it shall have the power to indemnify pursuant to Section 145 of the GCL.

         The effect of the foregoing is to require Paragon Sports Group, Inc. to the extent permitted by law to indemnify the officers and directors of Paragon Sports Group, Inc. for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Paragon Sports Group, Inc. pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         We do not currently have any liability insurance coverage for our officers and directors.

Item 25. Other Expenses of Issuance and Distribution

         The following table sets forth the costs and expenses payable by the Biofarm, Inc. in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee:

         SEC registration fee* ...............................   $1,400.00
         Printing and engraving expenses* ....................  $10,000.00
         Accounting fees and expenses* .......................  $22,500.00
         Legal fees and expenses* ............................  $50,000.00
         Transfer agent's fees and expenses* .................   $5,000.00
         Miscellaneous* ......................................  $10,100.00
             Total ...........................................  $99,000.00
         * Estimated

Item 26. Recent Sales of Unregistered Securities.

         Set forth below is information regarding the issuance and sales of Paragon Sports Group, Inc. common stock without registration during the last three years. Other than as set forth below, no such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. All of the issuances were made in arms length transactions which did not involve a public offering. Coincident with the organization of Paragon Sports on May 30, 2001;

         We issued 800,000 shared of common stock to Shep Messing, in consideration for his services to Paragon Sports and pursuant to Section 4(2) of The Act;

         We issued 800,000 shares to Biofarm, Inc., in exchange for financial services rendered and to be rendered to Paragon Sports and pursuant to Section 4(2) of The Act.

         We issued 800,000 shares to Continental Sports Management LLC in exchange for certain accounts receivable and twenty two soccer player contracts and pursuant to Section 4(2) of The Act.

         We issued 300,000 shares to Continental Capital Merchant Bank in exchange for $150,000 pursuant to Section 4(2) of The Act;

         We issued 200,000 shares to Eurodisc, Ltd. in exchange for $100,000 in a promissory note receivable and pursuant to Section 4(2) of The Act.

         We issued 800,000 shares to WRA Consulting, Inc. in exchange for a consulting agreement requiring that WRA Consulting provide Paragon Sports with certain non-exclusive services relating to corporate finance, acquisitions and general financial services and pursuant to Section 4(2) of The Act.

Item 27. Exhibits

Exhibit

Number   Name
------   ----
3.1      Certificate of Incorporation*
3.2      Bylaws*
5.1      Opinion of Berlack, Israels & Liberman LLP**
10.1 Employment Agreement, dated June 1, 2001, between Paragon Sports Group, Inc. and Shep Messing.*
10.2 Asset Purchase Agreement, dated May 31, 2001, between Continental Sports Management LLC and Paragon Sports Group, Inc.*
10.3     Stock Option Plan of Paragon Sports Group, Inc., dated as of June 1,
         2001.*
10.4 Consulting Agreement, dated as of June 1, 2001, between Paragon Sports Group, Inc. and Piotr Nowak/Pinosport.*
23.1     Consent of Asher & Company, Ltd.
23.2     Consent of Counsel (see Exhibit 5.1)

 *Previously filed with the Securities and Exchange Commission.
**To be filed by amendment.

Item 28. Undertakings.

         The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (a) To include any prospectus required by section
                  10(a)(3) of Securities Act.

                           (b) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(B) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (c) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New York, State of New York, on September 20, 2001.

                                          PARAGON SPORTS GROUP, INC.


                                          By: /s/ Shep Messing
                                              --------------------------------
                                              Name: Shep Messing
                                              Title: Chairman of the Board and
                                                     Chief Executive Officer

                                          By: /s/ William C. Davis
                                              --------------------------------
                                              Name: William C. Davis
                                              Title: Chief Financial Officer


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                    TITLE                                        DATE
----                    -----                                        ----
/s/ Shep Messing        Chairman of the Board and Chief       September 20, 2001
--------------------    Executive Officer
Shep Messing

/s/ William C. Davis    Chief Financial Officer and           September 20, 2001
--------------------    Director
William C. Davis